FORM F-4
                                  Exhibit 3.5
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                                                                   EXHIBIT 3.5







                            TMM LINES LIMITED, LLC






                      LIMITED LIABILITY COMPANY AGREEMENT






                          Dated as of March 22, 2001

















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                               TMM LIMITED, LLC

                     A Delaware Limited Liability Company


                      LIMITED LIABILITY COMPANY AGREEMENT


           THIS AGREEMENT is made and entered into as of March 22, 2001 by and among TMM Lines Limited, LLC, a Delaware limited liability company (the "Company"), and TMM Lines Holdings Limited, a Bermuda corporation ("TMM Bermuda").

                             PRELIMINARY STATEMENT

           WHEREAS, counsel to the Company and TMM Bermuda have heretofore filed a Certificate of Formation with the Secretary of State of the State of Delaware to organize the Company under and pursuant to the Delaware Limited Liability Company Act;

           WHEREAS, the Company's primary activity shall consist of engaging in the business of ocean shipping; and, in connection therewith, the Company shall become a party to the Agreement and Plan of Merger dated as of March 22, 2001, between Mexican Line Limited, a Bermuda corporation ("MLL"), and the Company (the "Merger Agreement"), shall effect the "Merger", as such term is defined in the Merger Agreement, of MLL with and into the Company and the other transactions contemplated by the Merger Agreement and shall thereafter own and operate the assets and business of MLL; and

           WHEREAS, in accordance with the Delaware Limited Liability Company Act, the Company and TMM Bermuda desire to enter into this Agreement to set forth the rights, powers and interests of TMM Bermuda with respect to the Company and its Membership Interests therein and to provide for the management of the business and operations of the Company;

           NOW, THEREFORE, in consideration of the mutual promises and agreements made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:



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                                   ARTICLE I

                              GENERAL DEFINITIONS

           1.1. Definitions. As used in this Agreement, the following terms shall each have the meaning set forth in this Article I, (unless the context otherwise requires).

           "Act" means the Delaware Limited Liability Company Act, as it may be amended from time to time, and any successor to such Act.

           "Affiliate" means, when used with reference to a specific Person (or when not referring to a specific Person shall mean an Affiliate of a Member), any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specific Person.

           "Agreement" means this Limited Liability Company Agreement, as originally executed and as subsequently amended from time to time in accordance with the provisions hereof.

           "Bankruptcy" means, with respect to any Member, the happening of any one or more of the following events: (a) a Member (or, in the case of any Member which is a partnership, any general partner thereof): (i) makes an assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudged bankrupt or insolvent, or there has been entered against such Member (or general partner) an order for relief, in any bankruptcy or insolvency proceeding; (iv) files a petition or answer seeking in respect of such Member (or general partner) any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Member (or such general partner) in any proceeding of a nature described above; or (vi) seeks, consents or acquiesces in the appointment of a trustee, receiver or liquidator of such Member (or such general partner) or of all or any substantial part of such Member's (or such general partner's) properties; or (b) 120 days after the commencement of any proceeding against any Member (or such general partner) seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if such proceeding has not been dismissed, or within 90 days after the appointment without such Member's (or such general partner's) consent or acquiescence of a trustee, receiver or liquidator of the Member (or such general partner) or of all or any substantial part of such Member's (or such general partner's) properties, if such appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, if such appointment is not vacated.

           "Bankruptcy Code" means Title 11 of the United States Code, as now in effect or as hereafter amended.

           "Board of Managers" means, at any time, the Board of Managers as then elected in accordance with Section 7.2.



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           "Business Day" means any day other than a Saturday, Sunday and those legal public holidays specified in 5 U.S.C. ss. 6103(a), as may be amended from time to time.

           "Capital Contribution" means the total amount of cash and property, including Initial Capital Contributions and any additional cash contributions, if any, contributed to the Company by a Member.

           "Certificate of Formation" means the Certificate of Formation of the Company described in Section 2.1.

           "Company" means TMM Lines Limited, LLC, the limited liability company formed by the filing of the Certificate of Formation, as constituted from time to time.

           "Company Property or Properties" means all interests, properties, whether real or personal, and rights of any type owned or held by the Company, whether owned or held by the Company at the date of its formation or thereafter acquired.

           "Initial Capital Contribution" has the meaning specified in Section 4.1.

           "Initial Member" means TMM Bermuda and any Affiliate of such Person that, at the time of determination, holds Membership Interests.

           "Interim Capital Transaction" means (a) a transaction pursuant to which the Company borrows funds, including, without limitation, a refinancing of any Company debt, (b) a sale, condemnation or other disposition of all or a portion of the Company assets or (c) the receipt of insurance proceeds or other damage recoveries by the Company, in any such case which does not result in and is not entered into in connection with the dissolution and termination of the Company.

           "Managers" means at any time the Persons elected in accordance with
Section 7.2 to serve on the Board of Managers.

           "Members" means, at any time, the Persons who then own Membership Interests in the Company.

           "Membership Interest" means, with respect to any Member at any time, the entire interest of such Member in the Company at such time. Such interest includes, without limitation, (a) all rights of a Member to receive distributions of revenues, allocations of income and loss and distributions of liquidation proceeds under this Agreement and (b) all management rights, voting rights or rights to consent.

           "Notification" means all notices permitted or required to be given to any Person hereunder. Such Notifications must be given in writing and will be deemed to be duly given on the date of delivery if delivered in person or sent by facsimile transmission or on the earlier of actual receipt or three
(3) Business Days after the date of mailing if mailed by registered or certified mail, first class postage prepaid, return receipt requested, to such Person, at the last known address of such Person on the Company records.



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           "Person" means any general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, governmental agency, cooperative, association, individual or other entity, and the heirs, executors, administrations, legal representatives, successors and assigns of such person, as the context may require.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Subsequent Capital Contribution" means a Capital Contribution of any Member or of all the Members, as the case may be, other than an Initial Capital Contribution.

           "Transfer" means any change in the record or beneficial ownership of a Membership Interest, whether made voluntarily or involuntarily by operation of law.

           1.2. Interpretation. Each definition in this Agreement includes the singular and the plural, and reference to the neuter gender includes the masculine and feminine where appropriate. References to any statute or Treasury Regulations means such statute or regulations as amended at the time and include any successor legislation or regulations. The headings to the Articles and Sections are for convenience of reference and shall not affect the meaning or interpretation of this Agreement. Except as otherwise stated, reference to Articles, Sections and Schedules mean the Articles, Sections and Schedules of this Agreement. The Schedules are hereby incorporated by reference into and shall be deemed a part of this Agreement.

                                  ARTICLE II

                                 ORGANIZATION

           2.1. Formation. The Company has been organized as a Delaware limited liability company under and pursuant to the Act by the filing of a Certificate of Formation with the Office of the Secretary of State of Delaware as required by the Act. In the event of a conflict between the terms of this Agreement and the Certificate of Formation, the terms of the Certificate of Formation shall prevail.

           2.2. Name. The name of the Company is TMM LINES LIMITED, LLC. To the extent permitted by the Act, the Company may conduct its business under one or more assumed names deemed advisable by the Board of Managers.

           2.3. Purposes. The purposes of the Company are to engage in any activity and/or business for which limited liability companies may be formed under the Act (including, without limitation, the activities set forth in the Preliminary Statement of this Agreement). The Company shall have all the powers necessary or convenient to effect any purpose for which it is formed, including all powers granted by the Act. Without limiting the generality of the foregoing, the Company may from time to time have a company seal, which may be altered by the Board of Managers, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.



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           2.4. Duration. The Company shall continue in existence perpetually or until the Company shall be sooner dissolved and its affairs wound up in accordance with the Act or this Agreement.

           2.5. Registered Office and Registered Agent; Principal Office. (a) The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the initial registered office named in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Board of Managers may designate from time to time in the manner provided by the Act.

           (b) The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate of Formation or such other Person or Persons as the Board of Managers may designate in the manner provided by the Act.

           (c) The principal office of the Company shall be at 401 East Jackson Street, Tampa, Florida 33602 or at such place as the Board of Managers may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records there for inspection as required by the Act. The Company may have such other offices as the Board of Managers may designate from time to time.

           2.6. No State Law Partnership. No provisions of this Agreement (including, without limitation, the provisions of Article VII) shall be deemed or construed to constitute the Company a partnership (including, without limitation, a limited partnership) or joint venture, or any Member or Manager a partner or joint venturer of or with any other Member or Manager.

                                  ARTICLE III

                                    MEMBERS

           3.1. Initial Member. The Initial Member of the Company is Lykes Bermuda and the address of such Initial Member is Cedar House, 41 Cedar Avenue, P.O. Box HM1179, Hamilton HM EX, Bermuda. As of the date hereof, there are no other Members of the Company and no other Person has any right to take part in the ownership of the Company.

           3.2. Admission of Additional Members. Additional Members of the Company may only be added if the addition of any such proposed additional Member is approved in writing, prior to such admission, by all the then existing Members.

           3.3. Investment Representations. Each Member hereby represents and warrants as follows:

           (a) Such Member is acquiring its Membership Interest for investment solely for such Member's own account and not for distribution, transfer or sale to others in connection with any distribution or public offering.

           (b) Such Member is financially able to bear the economic risk of an investment in the Company and has no need for liquidity in this investment. Furthermore, the


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financial capacity of such Member is of such a proportion that the total costs of such Member's investment in the Company is not material when compared with such Member's total financial capacity.

           (c) Such Member has such knowledge, experience and skill in financial and business matters in general and with respect to investments of a nature similar to an investment in the Company so as to be capable of evaluating the merits and risks of, and making an informed business decision with regard to, such investment. Such Member acknowledges and understands that the purchase of its Membership Interest involves a speculative investment with no assurance of success.

           (d) Such Member (i) has received all information that such Member deems necessary to make an informed investment decision with respect to an investment in the Company; (ii) has had the unrestricted opportunity to make such investigation as such Member desires pertaining to the Company and an investment therein and to verify any information furnished to such Member; and
(iii) has had the opportunity to ask questions of representatives of the Company concerning the Company and such Member's investment.

           (e) Such Member understands that such Member must bear the economic risk of an investment in the Company for an indefinite period of time because
(i) the Membership Interests have not been registered under the Securities Act and applicable state securities laws and (ii) the Membership Interests may not be sold, transferred, pledged or otherwise disposed of except in accordance with this Agreement and then only if they are subsequently registered in accordance with the provisions of the Securities Act and applicable state securities laws or registration under the Securities Act or any applicable state securities laws is not required.

           (f) Such Member understands that the Company is not obligated to register the Membership Interests for resale under the Securities Act or any applicable state securities laws and that the Company is not obligated to supply such Member with information or assistance in complying with any exemption under the Securities Act or any applicable state securities laws. Upon the request of the Company, such Member will provide the Company with an opinion of counsel satisfactory to the Company that a proposed resale of the Membership Interests complies with the Securities Act or any applicable state securities laws.

                                  ARTICLE IV

                             CAPITAL CONTRIBUTIONS

           4.1. Initial Capital Contribution. The Initial Member shall be obligated to contribute to the initial capital of the Company the sum of $1,000 in cash (the "Initial Capital Contribution") within three (3) Business Days (the date of such Initial Capital Contribution being referred to herein as the "Initial Funding Date") of demand therefor by the Chief Financial Officer of the Company.

           4.2. Initial Membership Interests. Upon making the Initial Capital Contribution specified in Section 4.1, the Initial Member shall be entitled to a Membership Interest of 100%.



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           4.3. No Further Required Capital Contributions. No Initial Member
shall be obligated to make any Capital Contributions other than the Initial Capital Contributions provided for in Section 4.1.

           4.4. Optional Additional Cash Contributions. In the event that the Board of Managers determines that the Company requires additional funds for proper Company purposes other than making distributions to Members, the Members, or any of them, may make additional cash contributions in such amounts and upon such terms as the Company and the contributing Members agree.

           4.5. Loans From Members. Loans by a Member to the Company shall not be considered Capital Contributions. If any Member shall advance funds to the Company in excess of the amounts required hereunder to be contributed by such Member to the capital of the Company, the making of such advances shall not result in any increase in the amount of the Capital Account of such Member. The amounts of any such advances shall be a debt of the Company to such Member and shall be payable or collectible only out of the Company assets in accordance with the terms and conditions upon which such advances are made. The repayment of loans from a Member to the Company upon liquidation shall be subject to the order of priority set forth in Section 12.4.

                                   ARTICLE V

                   RIGHTS, POWERS AND OBLIGATIONS OF MEMBERS

           5.1. Authority; Liability to Third Parties. No Member has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company. No Member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment decree or order of a court.

                                  ARTICLE VI

                              MEETINGS OF MEMBERS

           6.1. Place of Meetings. All meetings of Members shall be held at the principal office of the Company as provided in Section 2.5, or at such other place as may be designated by the Board of Managers or by the Members calling the meeting.

           6.2. Meetings. (a) An annual meeting of Members for the election of Managers and the transaction of such other business as may properly come before the Meeting shall be held at such place, on such date and at such time as the Board of Managers shall determine.

           (b) Special meetings of Members for any proper purpose of purposes may be called at any time by at least two Managers then serving on the Board of Managers or by the holders of at least a majority of the Membership Interests then outstanding.



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           6.3. Notice. A Notification of all meetings, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the meeting to each Member entitled to vote.

           6.4. Waiver of Notice. Attendance of a Member at a meeting shall constitute a waiver of Notification of the meeting, except where such Member attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Notification of a meeting may also be waived in writing. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the Notification of the meeting but not so included, if the objection is expressly made at the meeting.

           6.5. Quorum. The presence, either in person or by proxy, of Members holding at least a majority of the Membership Interests is required to constitute a quorum at any meeting of the Members.

           6.6. Voting. (a) All Members shall be entitled to vote on any matter submitted to a vote of the Members. Members may vote either in person or by proxy at any meeting. Each Member shall be entitled to one vote for each full percentage of the Membership Interests held by such Member. Fractional votes shall be permitted.

           (b) In all matters other than the election of Managers, the affirmative vote of the majority of the Membership Interests present in person or by proxy at the meeting and entitled to vote on the subject matter shall be the act of the Members. Managers shall be elected by a plurality of the votes of the Membership Interests present in person or represented by proxy at the meeting and entitled to vote on the election of Managers.

           6.7. Conduct of Meetings. The Board of Managers shall have full power and authority concerning the manner of conducting any meeting of the Members, including, without limitation, the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this Article VI, the conduct of voting, the validity and effectiveness of any proxies, and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Board of Managers shall designate a Person to serve as chairperson of any meeting and shall further designate a Person to take minutes of any meeting. The chairperson of the meeting shall have the power to adjourn the meeting from time to time, without notice, other than announcement of the time and place of the adjourned meeting. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

           6.8. Action by Written Consent. Any action that may be taken at a meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed and dated by Members holding the percentage of Membership Interests required to approve such action under the Act, the Certificate of Formation or this Agreement. Such consent shall have the same force and effect as a vote of the signing Members at a meeting duly called and held pursuant to this Article VI. No prior notice from the signing Members to the Company or other Members shall be required in connection with the use of a written consent


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pursuant to this Section 6.8. Notification of any action taken by means of a written consent of Members shall, however, be sent within a reasonable time after the date of the consent by the Company to all Members who did not sign the written consent.

           6.9. Proxies. A Member may vote either in person or by proxy executed in writing by the Member. A facsimile, telegram, telex, cablegram or similar transmission by the Member or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall be treated as an execution in writing for purposes of this Section 6.9. Proxies for use at any meeting of Members or in connection with the taking of any action by written consent shall be filed with the Company before or at the time of the meeting or execution of the written consent, as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the Board of Managers who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairperson of the meeting, in which event such inspector or inspectors shall decide all such questions. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless such instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the Membership Interests that are the subject of such proxy are to be voted with respect to such issue.

                                  ARTICLE VII

                           MANAGEMENT OF THE COMPANY

           7.1. Management of Business. Except as otherwise expressly provided in the Act or in this Agreement, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, a board of Managers (the "Board of Managers") as described herein, in the same manner as the board of directors of a Delaware corporation. Except as specifically provided for in this Agreement or required by the Act, no Member shall have the power to act for or on behalf of or to bind the Company.

           7.2. Board of Managers; Number and Election of Managers. (a) The Board of Managers shall consist of not less than three (3) Managers, the number thereof to be determined from time to time by resolution of the Board of Managers; provided, however, that at all times at least a majority of the Managers shall be citizens of the United States.

           (b) In any election of Managers to serve on the Board of Managers, each Member shall vote its respective Membership Interests in such manner as necessary to cause the election of the Managers designated in accordance with the provisions of subsection (a) above,


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each of whom shall hold office until the next annual meeting of Members and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal. There shall be no cumulative voting with respect to the election of Managers.

           (c) Any Manager may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the officer to whom it is directed, without any need for its acceptance. Any Manager or the entire Board of Managers may be removed, with or without cause, at any time by the Members holding a majority of the Membership Interests then entitled to vote at an election of Managers.

           (d) Any newly created Manager position or any vacancy occurring in the Board of Managers for any reason may be filled by a majority of the remaining Managers, although less than a quorum, or by a plurality of the votes cast in the election of Managers at a meeting of Members. Each Manager elected to replace a former Manager shall hold office until the expiration of the term of office of the Managers whom he or she has replaced and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal. A Manager elected to fill a newly created Manager position shall serve until the next annual meeting of Members and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.

           7.3. General Powers of Board of Managers. Except as may otherwise be expressly provided in this Agreement, the Board of Managers shall have complete and exclusive discretion in the management and control of the business and affairs of the Company, including the right to make and control all ordinary and usual decisions concerning the business and affairs of the Company. The Board of Managers shall possess all power, on behalf of the Company, to do or authorize the Company or to direct the executive officers of the Company, on behalf of the Company, to do all things necessary or convenient to carry out the business and affairs of the Company.

           7.4. Place of Meetings. Meetings of the Board of Managers may be held either within or without the State of Delaware at whatever place is specified in the call of the meeting. In the absence of specific designation, the meetings shall be held at the principal office of the Company as provided in Section 2.5. The Managers may appoint from among themselves a Chairman of the Board to preside at meetings of the Board of Managers; provided, however, that at all times the Chairman of the Board shall be a citizen of the United States. Any Manager shall be permitted to attend any meeting of the Board of Managers in person or by conference call pursuant to Section 7.10.

           7.5. Regular Meeting. A regular annual meeting of the Board of Managers shall be held, without call or notice, immediately after and at the same place as the annual meeting of Members, for the purpose of organizing the Board of Managers, electing officers and transacting any other business that may properly come before such meeting. If the Members shall elect the Managers by written consent of Members as permitted by Section 6.8, a special meeting of the Board of Managers shall be called as soon as practicable after such election for the purposes described in the Members preceding sentence. Additional regular meetings of the


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Board of Managers may be held without call or notice at such times as shall be fixed by resolution of the Board of Managers.

           7.6. Special Meetings. Special meetings of the Board of Managers may be called by the Chairman of the Board, the President, the Secretary, or by any member of the Board of Managers. Notice of a special meeting of the Board of Managers shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting. The purpose or purposes of a special meeting need not be stated in the call or notice.

           7.7. Organization. Meetings of the Board of Managers shall be presided over by the Chairman of the Board, or in his or her absence, by the President, or in his or her absence by a chairman chosen at the meeting; provided, however, that at all times the Person presiding over a meeting shall be a citizen of the United States. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. A majority of the Managers present at a meeting, whether or not they constitute a quorum, may adjourn such meeting to any other date, time or place without notice other than announcement at the meeting.

           7.8. Quorum; Vote Required for Action. At all meetings of the Board of Managers, (a) a majority of the whole Board of Managers shall constitute a quorum for the transaction of business; provided, however, that a majority of each quorum must be citizens of the United States, and (b) the vote of a majority of the Managers present at a meeting at which a quorum is present shall be the act of the Board of Managers.

           7.9. Committees. The Board of Managers may, by resolution passed by a majority of the whole Board of Managers, designate one or more committees, each committee to consist of one or more Managers of the Company; provided, however, that a majority of each committee shall at all times be citizens of the United States. The Board of Managers may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members present at any meeting and not disqualified from voting, whether or not a quorum, may unanimously appoint another Manager to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution of the Board of Managers designating such committee, or an amendment to such resolution, shall have and may exercise all the powers and authority of the Board of Managers in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it.

           7.10. Telephonic Meetings. Managers, or any committee of Managers designated by the Board of Managers, may participate in a meeting of the Board of Managers or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 7.10 shall constitute presence in person at such meeting.

           7.11. Informal Action by Managers. Any action required or permitted to be taken at any meeting of the Board of Managers, or of any committee thereof, may be taken


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without a meeting if all members of the Board of Managers or such committee, as the case may be, consent thereto in writing (which may be in counterparts), and the written consent or consents are filed with the minutes of proceedings of the Board of Managers or such committee.

           7.12. Committee Rules. Unless the Board of Managers otherwise provides, each committee designated by the Board of Managers may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Managers conducts its business pursuant to this Article VII.

           7.13. Reliance Upon Records. Every Manager and every member of any committee of the Board of Managers shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of its officers or employees, or committees of the Board of Managers, or by any other person as to matters the director or member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Company, or any other facts pertinent to the existence and amount of surplus or other funds from which a distribution might properly be declared and paid, or with which Membership Interests might properly be purchased or redeemed.

           7.14. Interested Managers. A Manager who is directly or indirectly a party to a contract or transaction with the Company, or is a director or officer of or has a financial interest in any other corporation, limited liability company, partnership, association or other organization which is a party to a contract or transaction with the Company, may be counted in determining whether a quorum is present at any meeting of the Board of Managers or a committee thereof at which such contract or transaction is considered or authorized, and such Manager may participate in such meeting and vote on such authorization to the extent permitted by applicable law.

           7.15. Compensation. The Board of Managers shall have the authority to fix the compensation of Managers. The Managers shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Managers or a committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for services as a Manager or committee member. No such payment shall preclude any Manager from serving the Company in any other capacity and receiving compensation therefor.

           7.16. Presumption of Assent. Unless otherwise provided by the laws of the State of Delaware, a Manager who is present at a meeting of the Board of Managers or a committee thereof at which action is taken on any matter shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of such meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of such meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of such meeting. Such right to dissent shall not apply to a Manager who voted in favor of such action.

           7.17. Power of Attorney. Without limitation of the powers and duties of the Board of Managers, each Member hereby appoints the Board of Managers and the Managers serving thereon (and any Liquidator pursuant to Section 11.2), acting together, as that Member's attorney-in-fact for the purpose of executing, swearing to, acknowledging, and delivering all certificates, documents, and other instruments as may be necessary, appropriate, or advisable in the judgment of the Board of Managers (or the Liquidator) in furtherance of the business of the Company or complying with applicable law. This power of attorney is irrevocable and is coupled with an interest. On request by the Board of Managers (or the Liquidator), a Member shall confirm its grant of this power of attorney or any use thereof by the Board of Managers (or the Liquidator) and shall execute, swear to, acknowledge, and deliver any such certificate, document, or other instrument.

                                 ARTICLE VIII

                                   OFFICERS

           8.1. Executive Officers; Election; Qualification; Term of Office. The Board of Managers shall elect a Chairman of the Board from among its members. The Board of Managers shall also elect a President, a Chief Financial Officer and a Secretary and may elect one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Any number of offices may be held by the same person. Each officer shall hold office until the first meeting of the Board of Managers after the annual meeting of Members next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. The Chairman of the Board and the President shall at all times be citizens of the United States.

           8.2. Resignation; Removal; Vacancies. Any officer may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the officer to whom it is directed, without any need for its acceptance. The Board of Managers may remove any officer, with or without cause, at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Company. A vacancy occurring in any office of the Company may be filled for the unexpired portion of the term thereof by the Board of Managers at any regular or special meeting.

           8.3. Powers and Duties of Executive Officers. The officers of the Company shall have such powers and duties in the management of the Company as may be prescribed by the Board of Managers and, to the extent not so provided, as generally pertain to their respective offices in a Delaware corporation, subject to the control of the Board of Managers. The Board of Managers may require any officer, agent or employee to give security for the faithful performance of his or her duties.

           8.4. Chief Executive Officer. Unless the Board of Managers designates the Chairman of the Board as such, the President shall be the Chief Executive Officer of the Company and shall in general supervise and control all of the business affairs of the Company, subject to the direction of the Board of Managers. The President may execute, in the name and on behalf of the Company, any deeds, mortgages, bonds, contracts or other instruments which the Board of Managers or a committee thereof has authorized to be executed, except in cases where the execution shall have been expressly delegated by the Board of Managers or a committee thereof to some other officer or agent of the Company.

           8.5. Chief Financial Officer. The Chief Financial Officer shall in general supervise and control all of the financial affairs of the Company, subject to the direction of the Board of Managers and the President. In the absence of the President or his or her inability or refusal to act, the Chief Financial Officer may execute, in the name and on behalf of the Company, any deeds, mortgages, bonds, contracts or other instruments which the Board of Managers or a committee thereof has authorized to be executed, except in cases where the execution shall have been expressly delegated by the Board of Managers or a committee thereof to some other officer or agent of the Company.

           8.6. Secretary. In addition to such other duties, if any, as may be assigned to the Secretary by the Board of Managers, the Chairman of the Board or the President, the Secretary shall (i) keep the minutes of proceedings of the Members, the Board of Managers and any committee of the Board of Managers in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of this Agreement or as required by law; (iii) be the custodian of the records of the Company; and (iv) keep or cause to be kept a register of the name and address of each Member, as the same shall be furnished to the Secretary by such Member, and the Capital Contribution of such Member.

           8.7. Compensation. The compensation of the officers and agents of the Company shall be fixed from time to time by the Board of Managers or by such officer as it shall designate for such purpose. No officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a Manager of the Company.

                                  ARTICLE IX

                       FISCAL MATTERS; BOOKS AND RECORDS

           9.1. Ownership of Company Property. Company Property shall be deemed to be owned by the Company as an entity, and no Member or Manager, individually or collectively, shall have any ownership interest in such Company Property or any portion thereof. Title to any or all Company Property may be held in the name of the Company or one or more nominees, as the Board of Managers may determine. All Company Property shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company Property is held.

           9.2. Bank Accounts; Investments. Capital Contributions, revenues and any other Company funds shall be deposited by the Company in a bank account established in the name of the Company, or shall be invested by the Company, at the direction of the Board of Managers, in furtherance of the purposes of the Company. No other funds shall be deposited into Company bank accounts or commingled with Company investments. Funds deposited in the Company's bank accounts may be withdrawn only to be invested in furtherance of the Company's purposes, to pay Company debts or obligations or to be distributed to the Members pursuant to this Agreement.

           9.3. Records Required by Act; Right of Inspection. (a) During the term of the Company's existence and for a period of four (4) years thereafter, there shall be maintained in the Company's principal office specified pursuant to Section 2.5 all records required to be kept pursuant to the Act, including, without limitation, a current list of the names, addresses and Membership Interests held by each of the Members (including the dates on which each of the Members became a Member), copies of federal, state and local information or income tax returns for each of the Company's tax years, copies of this Agreement and the Certificate of Formation, including all amendments or restatements, and correct and complete books and records of account of the Company.

           (b) On written request stating the purpose, a Member may examine and copy in person, at any reasonable time, for any proper purpose reasonably related to such Member's interest as a Member of the Company, and at the Member's expense, records required to be maintained under the Act and such other information regarding the business, affairs and financial condition of the Company as is just and reasonable for the Member to examine and copy. Upon written request by any Member made to the Company at the address of the Company's principal office specified in Section 2.5, the Company shall provide to the Member without charge true copies of (i) this Agreement and the Certificate of Formation and all amendments or restatements, and (ii) any of the tax returns of the Company described above.

           9.4. Books and Records of Account. The Company shall maintain adequate books and records of account that shall be maintained on the accrual method of accounting and on a basis consistent with appropriate provisions of the Code, containing, among other entries, a Capital Account for the Membership Interests held by each Member.

           9.5. Delivery of Financial Statements to Members. As to each of the first three fiscal quarters of the Company and each fiscal year of the Company, the Company shall send to each Member a copy of (a) the balance sheet of the Company as of the end of the fiscal quarter or year, (b) an income statement of the Company for such quarter or year, and (c) a statement showing the revenues distributed by the Company to Members in respect of such quarter or year. Such financial statements shall be delivered no later than forty-five
(45) days following the end of the fiscal quarter to which the statements apply, except that the financial statements relating to the end of the fiscal year shall be delivered no later than ninety (90) days following the end of such fiscal year. Each Member shall also have the right to receive copies of the operating plan, strategic plan and capital expenditure budget of the Company for any fiscal year upon request.

           9.6. Audits. The fiscal year-end financial statements to be delivered pursuant to Section 9.5 shall be audited. The audit shall be performed by an accounting firm approved by the Board of Managers.

           9.7. Fiscal Year. The Company's fiscal year shall end on December 31 of each calendar year. Each fiscal year shall consist of four quarters ending on March 31, June 30, September 30 and December 31 of each fiscal year. Each such quarter shall be referred to as a "fiscal quarter".

                                   ARTICLE X

                         INDEMNIFICATION AND INSURANCE

           10.1. Indemnification and Advancement of Expenses. (a) The Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he, she or it is or was a Manager, Member, officer, employee, representative or agent of the Company, or is or was serving at the request of the Company as a director, officer, manager, employee, representative or agent of another corporation, limited liability company, general partnership, limited partnership, joint venture, trust, business trust or other enterprise or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him, her or it in connection with such action, suit or proceeding if he, she or it acted in good faith and in a manner he, she or it reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his, her or its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such Person did not act in good faith and in a manner which he, she or it reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his, her or its conduct was unlawful.

           (b) The Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he, she or it is or was a Manager, Member, officer, employee, representative or agent of the Company, or is or was serving at the request of the Company as a director, officer, manager, employee, representative or agent of another corporation, limited liability company, general partnership, limited partnership, joint venture, trust, business trust or other enterprise or entity, against expenses (including attorneys' fees) actually and reasonably incurred by him, her or it in connection with the defense or settlement of such action or suit if he, she or it acted in good faith and in a manner he, she or it reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Company unless and only to the extent that a Delaware state court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

           (c) To the extent that a Manager, Member, officer, employee, representative or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Section 10.1, or in defense of any claim, issue or matter therein, he, she or it shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him, her or it in connection therewith.

           (d) Any indemnification under paragraphs (a) and (b) of this
Section 10.1 (unless ordered by a court of competent jurisdiction) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Manager, Member, officer, employee, representative or agent is proper in the circumstances because he, she or it has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Section 10.1. Such determination shall be made (i) by the Board of Managers by a majority vote of Managers who were not parties to such action, suit or proceeding (even if such Managers constitute less than a quorum of Managers), (ii) if a quorum of disinterested Managers so directs, by independent legal counsel in a written opinion or (iii) by the Members.

           (e) Expenses (including attorneys' fees) incurred by a Manager or Member in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Manager or Member to repay such amount if it shall ultimately be determined that he, she or it is not entitled to be indemnified by the Company pursuant to this Section 10.1. Such expenses (including attorneys' fees) incurred by other officers, employees, representatives and agents shall be so paid upon such terms and conditions, if any, as the Board of Managers deems appropriate.

           (f) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 10.1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of Members or disinterested Managers or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

           (g) For purposes of this Section 10.1, any reference to the "Company" shall include, in addition to the resulting or surviving business entity, any constituent business entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, managers, members, employees, representatives or agents, so that any Person who is or was a director, officer, manager, member, employee, representative or agent of such constituent business entity, or is or was serving at the request of such constituent business entity as a director, officer, manager, employee, representative or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 10.1 with respect to the resulting or surviving business entity as he or she would have with respect to such constituent business entity if its separate existence had continued.

           (h) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 10.1 shall continue as to a Person who has ceased to be a Manager, Member, officer, employee, representative or agent and shall inure to the benefit of the heirs, executors and administrators of such Person.

           (i) Notwithstanding anything in this Article to the contrary, the Company will not have the obligation of indemnifying any Person with respect to proceedings, claims or actions initiated or brought voluntarily by such Person and not by way of defense.

           10.2. Insurance. The Company may purchase and maintain insurance or another arrangement on behalf of any Person who is or was a Manager, Member, officer, employee, agent or other Person identified in Section 10.1 against any liability asserted against such Person or incurred by such Person in such a capacity or arising out of the status of such a Person, whether or not the Company would have the power to indemnify such Person against that liability under Section 10.1 or otherwise.

           10.3. Limit on Liability of Members. The indemnification set forth in this Article X shall in no event cause the Members to incur any personal liability beyond their total Capital Contributions, nor shall it result in any liability of the Members to any third party.

                                  ARTICLE XI

                          DISSOLUTION AND WINDING UP

           11.1. Events Causing Dissolution. The Company shall be dissolved upon the first of the following events to occur:

           (a) The written consent of all Members at any time to dissolve and wind up the affairs of the Company;

           (b) The death, retirement, resignation, expulsion, Bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member in the Company, unless there is at least one remaining Member and the business of the Company is continued by the consent of all remaining Members within 90 days following the occurrence of any such event; or

           (c) The occurrence of any other event that causes the dissolution of a limited liability company under the Act.

           11.2. Winding Up. If the Company is dissolved pursuant to Section 11.1, the Company's affairs shall be wound up as soon as reasonably practicable in the manner set forth below.

           (a) The winding up of the Company's affairs shall be supervised by a liquidator (the "Liquidator"). The Liquidator shall be the Board of Managers or, if the Members prefer, a liquidator or liquidating committee selected by the holders of at least a majority of the Membership Interests.

           (b) In winding up the affairs of the Company, the Liquidator shall have full right and unlimited discretion, in the name of and for and on behalf of the Company to:

            (1) Prosecute and defend civil, criminal or administrative suits;

            (2) Collect Company assets, including obligations owed to the Company;

            (3) Settle and close the Company's business;

            (4) Dispose of and convey all Company Property for cash, and in connection therewith to determine the time, manner and terms of any sale or sales of Company Property, having due regard for the activity and condition of the relevant market and general financial and economic conditions;

            (5) Pay all reasonable selling costs and other expenses incurred in connection with the winding up out of the proceeds of the disposition of Company Property;

            (6) Discharge the Company's known liabilities and, if necessary, to set up, for a period not to exceed five (5) years after the date of dissolution, such cash reserves as the Liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company;

            (7) Distribute any remaining proceeds from the sale of Company Property to the Members;

            (8) Prepare, execute, acknowledge and file a certificate of cancellation under the Act and any other certificates, tax returns or instruments necessary or advisable under any applicable law to effect the winding up and termination of the Company; and

            (9) Exercise, without further authorization or consent of any of the parties hereto or their legal representatives or successors in interest, all of the powers conferred upon the Board of Managers under the terms of this Agreement to the extent necessary or desirable in the good faith judgment of the Liquidator to perform its duties and functions. The Liquidator (if not a Manager or the Board of Managers) shall not be liable as a Manager to the Members and shall, while acting in such capacity on behalf of the Company, be entitled to the indemnification rights set forth in the Certificate of Formation and in
      Article X.

           11.3. Compensation of Liquidator. The Liquidator appointed as provided herein shall be entitled to receive such reasonable compensation for its services as shall be agreed upon by the Liquidator and the holders of at least a majority of the Membership Interests.

           11.4. Distribution of Company Property and Proceeds of Sale Thereof. (a) Upon completion of all desired sales of Company Property, and after payment of all selling costs and expenses, the Liquidator shall distribute the proceeds of such sales, and any Company Property that is to be distributed in kind, to the following groups in the following order of priority:

            (1) to satisfy Company liabilities to creditors, including Members, Managers, officers and employees who are creditors, to the extent otherwise permitted by law (other than for past due Company distributions), whether by payment or establishment of reserves;

            (2) to satisfy Company obligations to Members and former Members to pay past due Company distributions; and

            (3) to the Members, in accordance with the positive balances in their respective Capital Accounts determined after allocating all items for all periods prior to and including the date of distribution, including items relating to sales and distributions pursuant to this
      Article XI.

All distributions required under this Section 11.4 shall be made to the Members by the end of the taxable year in which the liquidation occurs or, if later, within 90 days after the date of such liquidation.

            (b) The claims of each priority group specified above shall be satisfied in full before satisfying any claims of a lower priority group. If the assets available for disposition are insufficient to dispose of all of the claims of a priority group, the available assets shall be distributed in proportion to the amounts owed to each creditor or the respective Capital Account balances or Membership Interests of each Member in such group.

           11.5. Final Audit. Within a reasonable time following the completion of the liquidation, the Liquidator shall supply to each of the Members a statement that shall set forth the assets and the liabilities of the Company as of the date of complete liquidation and each Member's pro rata portion of distributions pursuant to Section 11.4.

                                  ARTICLE XII

                           MISCELLANEOUS PROVISIONS

           12.1. Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same agreement.

           12.2. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and contains all of the agreements among such parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreements, either oral or written, between such parties with respect to the subject matter hereof.

           12.3. Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

           12.4. Amendment. Except as expressly provided herein, this Agreement may be amended only by a written agreement executed by the Company and all Members.

           12.5. Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and shall inure to the benefit of the parties, and their respective distributees, heirs, successors and assigns.

           12.6. Governing Law. This Agreement shall be governed by and construed in accordance with the local, internal laws of the State of Delaware. In particular, this Agreement is intended to comply with the requirements of the Act and the Certificate of Formation. In the event of a direct conflict between the provisions of this Agreement and the mandatory provisions of the Act or any provision of the Certificate of Formation, the Act and the Certificate of Formation, in that order of priority, will control.

           12.7. Offset. Whenever the Company is to pay any sum to any Member, any amounts that Member owes the Company may be deducted from that sum before payment.

           12.8. Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

           12.9. Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and such transactions.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set below their names, to be effective on the date first above written.



                               THE COMPANY:

                               TMM LINES LIMITED, LLC
                               (a Delaware limited liability
                                company)


Dated:  3/22/01                By: /s/ J.P. LaCasse
                                   ----------------------------
                                  Name: J.P. LaCasse
                                  Title:  Chief Financial Officer

                               THE INITIAL MEMBER:

                               TMM LINES HOLDINGS LIMITED
                               (a Bermuda corporation)


Dated: 29/3/01                 By: /s/ W. Newton
                                   -----------------------------
                                  Name: W. Newton
                                  Title: President and Director

                               TABLE OF CONTENTS

                                                               Page
ARTICLE I
      GENERAL DEFINITIONS.........................................2

   1.1.  Definitions..............................................2
   1.2.  Interpretation...........................................4

ARTICLE II
      ORGANIZATION................................................4

   2.1.  Formation................................................4
   2.2.  Name.....................................................4
   2.3.  Purposes.................................................4
   2.4.  Duration.................................................5
   2.5.  Registered Office and Registered Agent; Principal
          Office..................................................5
   2.6.  No State Law Partnership.................................5

ARTICLE III
      MEMBERS.....................................................5

   3.1.  Initial Member...........................................5
   3.2.  Admission of Additional Members..........................5
   3.3.  Investment Representations...............................5

ARTICLE IV
      CAPITAL CONTRIBUTIONS.......................................6

   4.1.  Initial Capital Contribution.............................6
   4.2.  Initial Membership Interests.............................6
   4.3.  No Further Required Capital Contributions................7
   4.4.  Optional Additional Cash Contributions...................7
   4.5.  Loans From Members.......................................7

ARTICLE V
      RIGHTS, POWERS AND OBLIGATIONS OF MEMBERS...................7

   5.1.  Authority; Liability to Third Parties....................7

ARTICLE VI
      MEETINGS OF MEMBERS.........................................7

   6.1.  Place of Meetings........................................7
   6.2.  Meetings.................................................7
   6.3.  Notice...................................................8
   6.4.  Waiver of Notice.........................................8

   6.5.  Quorum...................................................8
   6.6.  Voting...................................................8
   6.7.  Conduct of Meetings......................................8
   6.8.  Action by Written Consent................................8
   6.9.  Proxies..................................................9

ARTICLE VII
      MANAGEMENT OF THE COMPANY...................................9

   7.1.  Management of Business...................................9
   7.2.  Board of Managers; Number and Election of Managers.......9
   7.3.  General Powers of Board of Managers.....................10
   7.4.  Place of Meetings.......................................10
   7.5.  Regular Meeting.........................................10
   7.6.  Special Meetings........................................11
   7.7.  Organization............................................11
   7.8.  Quorum; Vote Required for Action........................11
   7.9.  Committees..............................................11
   7.10.  Telephonic Meetings....................................11
   7.11.  Informal Action by Managers............................11
   7.12.  Committee Rules........................................12
   7.13.  Reliance Upon Records..................................12
   7.14.  Interested Managers....................................12
   7.15.  Compensation...........................................12
   7.16.  Presumption of Assent..................................12
   7.17.  Power of Attorney......................................13

ARTICLE VIII
      OFFICERS...................................................13

   8.1.  Executive Officers; Election; Qualification; Term of
          Office.................................................13
   8.2.  Resignation; Removal; Vacancies.........................13
   8.3.  Powers and Duties of Executive Officers.................13
   8.4.  Chief Executive Officer.................................13
   8.5.  Chief Financial Officer.................................14
   8.6.  Secretary...............................................14
   8.7.  Compensation............................................14

ARTICLE IX
      FISCAL MATTERS; BOOKS AND RECORDS..........................14

   9.1.  Ownership of Company Property...........................14
   9.2.  Bank Accounts; Investments..............................14
   9.3.  Records Required by Act; Right of Inspection............15
   9.4.  Books and Records of Account............................15
   9.5.  Delivery of Financial Statements to Members.............15
   9.6.  Audits..................................................15


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   9.7.  Fiscal Year.............................................15

ARTICLE X
      INDEMNIFICATION AND INSURANCE..............................16

   10.1.  Indemnification and Advancement of Expenses............16
   10.2.  Insurance..............................................18
   10.3.  Limit on Liability of Members..........................18

ARTICLE XI
      DISSOLUTION AND WINDING UP.................................18

   11.1.  Events Causing Dissolution.............................18
   11.2.  Winding Up.............................................18
   11.3.  Compensation of Liquidator.............................19
   11.4.  Distribution of Company Property and Proceeds of
           Sale Thereof..........................................19
   11.5.  Final Audit............................................20

ARTICLE XII
      MISCELLANEOUS PROVISIONS...................................20

   12.1.  Counterparts...........................................20
   12.2.  Entire Agreement.......................................20
   12.3.  Partial Invalidity.....................................20
   12.4.  Amendment..............................................20
   12.5.  Binding Effect.........................................21
   12.6.  Governing Law..........................................21
   12.7.  Offset.................................................21
   12.8.  Effect of Waiver or Consent............................21
   12.9.  Further Assurances.....................................21





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